UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  July 10, 2007
                         CHINA ORGANIC AGRICULTURE, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
                                     -------
                 (State or Other Jurisdiction of Incorporation)

          333-129355                                      20-3505071

   (Commission File Number)                    (IRS Employer Identification No.)

            Jilin Province Songyuan City ErMaPao Green Rice Limited,
                East Ping Feng Xiang Zheng Fu, Qian Guo District,
                    Songyuan City, Jilin Province, P.R. China
               (Address of Principal Executive Offices) (Zip Code)

                                  310-441-9777
                                  ------------
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2007, Songyuan City ErMaPao Green Rice Limited, a wholly owned subsdidiary of China Organic Agriculture, Inc. (the "Registrant") entered into an exclusive Processing Partnership Agreement (the "Agreement") with Wukeshu Grain Depot, a major Chinese rice processor. The Agreement will be effective from July 10, 2007 until July 9, 2010, and provides supply and processing targets for the respective parties, as well as adjustment provisions should the parties, or either of them, fail to meet the targets set forth in the Agreement. A translation of the Agreement is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 1, 2007, the Registrant issued a multi-media presentation outlining its strategic plan for distribution of Registrant's agricultural products and describing its successes to date. A copy of the press release regarding the presentation is attached to this report as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Exhibits.

99.1 Agriculture Processing Partnership Agreement with Wukeshu Grain Depot.

99.2 China Organic Announces Release of New Investor Overview Video Outlining Strategic Plan to Capitalize on Fast-Growing Market for Organic Foods in China - Video Highlights Successful Strategy Behind Company's Continued Revenue and Earnings Growth

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2007                             CHINA ORGANIC AGRICULTURE, INC.


                                                 Name: /s/ Jian Lin
                                                       -------------------------
                                                       Jian Lin
                                                 Title: Chief Executive Officer